Exhibit 99.1

Albemarle Announces J. Kent Masters Elected Chairman, President and Chief Executive Officer

CHARLOTTE, N.C., April 20, 2020 - Albemarle Corporation (NYSE: ALB), a leader in the global specialty chemicals industry, announced today that J. Kent Masters has been elected Chairman, President and Chief Executive Officer (CEO), effective immediately.
As previously announced, Luke Kissam is retiring from his roles as Chairman, President and CEO of Albemarle for health reasons. Kissam will stay on through June in an advisory capacity to ensure an orderly leadership transition. In addition, Kissam will fulfill the remainder of his current term as a member of the board and will stand for re-election to the board at the company’s upcoming annual meeting on May 5, 2020.
As part of the transition, current board member James O’Brien has been appointed Lead Independent Director.
“Kent’s significant global business experience with specialty chemical and engineering companies, as well as his strong leadership skills, intellect, and character make him ideally suited to execute Albemarle’s strategy and deliver long-term benefits for our customers, employees, and stakeholders,” said O’Brien.
“Over the past five years, Kent and I have worked together closely on the development and implementation of Albemarle’s strategy. He has a strong knowledge of our industry and business and is absolutely committed to our core values - care, curiosity, courage, collaboration, humility, integrity and transparency,” added Kissam.
“It is a privilege and an honor to be named Chairman, President and CEO of Albemarle,” Masters said. “I look forward to continuing to work with the board of directors and the entire Albemarle team to position the company for long-term success.”
Masters joined the Albemarle board of directors in 2015 and was named Lead Independent Director in 2018. Masters was a non-employee director of Rockwood Holdings, Inc. from 2007 to 2015, when Rockwood was acquired by Albemarle. In addition, he was the Chief Executive Officer of Foster Wheeler AG, a global engineering and construction contractor and power equipment supplier, from 2011 to 2015, when Foster Wheeler AG was acquired by Amec plc to form Amec Foster Wheeler plc. He is also a former member of the executive board of Linde AG, a global leader in manufacturing and sales of industrial gases, with responsibility for the Americas, Africa, and the South Pacific.

O’Brien joined the Albemarle board of directors in 2012, and he serves as Chair of the Nominating & Governance Committee and as a member of the Audit & Finance Committee. O’Brien retired in 2014 from his role as Chairman and Chief Executive Officer of Ashland Inc., a leading specialty chemicals company.
About Albemarle
Albemarle Corporation (NYSE: ALB), headquartered in Charlotte, N.C., is a global specialty chemicals company with leading positions in lithium, bromine and refining catalysts. We power the potential of companies in many of the world's largest and most critical industries, from energy and communications to transportation and electronics. Working side-by-side with our customers, we develop value-added, customized solutions that make them more competitive. Our solutions combine the finest technology and ingredients with the knowledge and know-how of our highly experienced and talented team of operators, scientists and engineers.
Discovering and implementing new and better performance-based sustainable solutions is what motivates all of us. We think beyond business-as-usual to drive innovations that create lasting value. Albemarle employs approximately 5,400 people and serves customers in approximately 100 countries. We regularly post information to www.albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, non-GAAP reconciliations, SEC filings and other information regarding our company, its businesses and the markets it serves.
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Albemarle Corporation's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K.
SOURCE Albemarle Corporation
Media Contact: Hailey Quinn, (980) 299-5640, Hailey.Quinn@albemarle.com
Investor Relations Contact: Meredith Bandy, (980) 999-5168, Meredith.Bandy@albemarle.com

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